[*] = Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 10.5.3

[*] et al.

December 13, 2007

Amendment

Amendment No. 2

to the

License Agreement

Effective February 1, 2002

Between

Stanford University

and

Bayhill Therapeutics

Effective as of December 18, 2007, THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (hereinafter “Stanford”) and Bayhill Therapeutics, a company having a primary place of business at 3400 W. Bayshore Road, Palo Alto, CA 49303, agree as follows:

1.	BACKGROUND

1.1	Stanford and Bayhill are parties to a License Agreement effective February 1, 2002 (“Original Agreement”) covering technologies disclosed in Stanford Dockets [*].

1.2	Stanford and Bayhill amended the License Agreement on November 8, 2002, and now wish to further amend the Original Agreement to extend the diligence period until first commercial sale and clarify when the Original Agreement may be assigned.

2.	AMENDMENT

2.1	Section 5.1 (a) of the Original Agreement shall be restated in full as follows:

“As an inducement to STANFORD to enter into this Agreement, LICENSEE agrees to use its commercially reasonable efforts and diligence to proceed with the development, manufacture, and sale or lease of Licensed Product(s) and to diligently develop markets for the Licensed Product(s). For purposes of clarification, the efforts and diligence of a sublicensee shall fulfill [*] LICENSEE’S obligations hereunder. LICENSEE shall use its commercially reasonable efforts to (directly or

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December 13, 2007

Amendment

indirectly) (i) commence Phase I Clinical trials of a therapeutic using the technology licensed hereunder within [*] of the effective date; and (ii) offer (directly or indirectly) one therapeutic Licensed Product for commercial sale prior to [*]. In addition, LICENSEE shall use its commercially reasonable efforts to offer (directly or indirectly) one diagnostic Licensed Product for commercial sale prior to [*]. STANFORD may terminate this Agreement if LICENSEE or a sublicensee(s) has not sold Licensed Product(s) for a period of [*] after first commercial sale of Licensed Product from a particular Sub-Field.”

2.2	Article 15 of the Original Agreement shall be amended as follows:

“Except as otherwise expressly provided under this Agreement, neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise), without the prior express written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction, including for a transaction for a particular product, program, or technology. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Article 15 shall be void.”

3.	OTHER TERMS

3.1	All other terms of the Original Agreement remain in full force and effect.

3.2	The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

[*] = Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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December 13, 2007

Amendment

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature	/s/ Katharine Ku
Name	Katharine Ku
Title	Director, Technology Licensing
Date	Dec. 21, 2007

BAYHILL

Signature	/s/ Mark W. Schwartz
Name	Mark W. Schwartz
Title	CEO & President
Date	12/21/07

[*] = Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.